UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 3, 2010
Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma  74135
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
         CFR 240.13e-4(c))

ITEM 5.02 (e)	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2011 Incentive Compensation Plan

On December 3, 2010, the Human Resources and Compensation Committee of the Board of Directors (the “Committee”) of Dollar Thrifty Automotive Group, Inc. (the “Company”) approved the 2011 Executive Incentive Compensation Plan (the “Incentive Compensation Plan” or “ICP”), the annual bonus plan for 2011 for executive officers, including the individuals who were included as Named Executive Officers in our most recent proxy.  The Incentive Compensation Plan provides participants with the opportunity to earn an annual bonus (the “Incentive Award”) based on the Company’s earnings before interest, taxes, depreciation and amortization, adjusted for certain other items (“Corporate Adjusted EBITDA”).

Pursuant to the ICP, if Corporate Adjusted EBITDA for 2011 equals or exceeds the pre-established minimum threshold, a bonus pool will be established as a percentage of Corporate Adjusted EBITDA (the “Bonus Pool”), subject to a maximum pool size.  The Incentive Award will be paid in cash no later than March 15, 2012 unless the Bonus Pool exceeds a specified threshold, in which case a portion of the Incentive Award will be paid in cash and the remainder will be issued in the form of time-based restricted stock unit awards or “RSUs”.  The RSUs will be based on the fair market value of the common stock when the amount of each Incentive Award is determined and will vest in installments of 25% and 75% on December 31 of 2012 and 2013, respectively, subject to the applicable Named Executive Officer’s continued employment through such date.  The RSUs will also vest in full upon a change in control of the Company.

The following table discloses the targeted level for each Named Executive Officers under the ICP.  Payout at this level of performance would be in cash:

Named Executive Officer	Title	Target Incentive Award
Scott L. Thompson	President and Chief Executive Officer	100% of base salary
H. Clifford Buster, III	Senior Executive Vice President and Chief Financial Officer	75% of base salary
R. Scott Anderson	Senior Executive Vice President	75% of base salary
Vicki J. Vaniman	Executive Vice President	60% of base salary
Rick L. Morris	Executive Vice President	60% of base salary

Upon achievement of the pre-established thresholds, management will recommend to the Committee individual participant awards for approval.  The ICP also includes a mechanism for forfeiture and, if applicable, repayment by the executive officer of awards where the executive officer engages in “Detrimental Activity” as defined in the plan.

2011 Performance Unit Grant Agreement
On December 3, 2010, the Committee approved the issuance of Performance Unit Awards for executive officers, including the Named Executive Officers, pursuant to the Amended and Restated Long-Term Incentive Plan and Director Equity Plan and the form of Performance Units Grant Agreement attached hereto as Exhibit 10.237.

Base Salary Increases

Based on the results of an independent compensation study conducted by a compensation consultant engaged by the Company, who worked with the Committee’s compensation consultant, the Committee approved an increase in the base salary of (i) the Chief Executive Officer, Scott L. Thompson, from $550,000 to $800,000 and (ii) the Chief Financial Officer, H. Clifford Buster, III, from $300,000 to $425,000.  These increases will become effective on January 1, 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.                            Description

10.237	Form of Performance Units Grant Agreement between the Company and the applicable employee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

December 9, 2010	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President, Chief Financial
Officer and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                                      Description

10.237	Form of Performance Units Grant Agreement between the Company and the applicable employee